As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1448305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 East 29th Street, 14th Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

MeiraGTx Holdings plc 2018 Incentive Award Plan

(Full title of the plan)

Alexandria Forbes, Ph.D.

President and Chief Executive Officer

MeiraGTx, LLC

450 East 29th Street, 14th Floor

New York, NY 10016

(Name and address of agent for service)

(646) 860-7985

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos

Keith L. Halverstam

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 8,412,566 ordinary shares, nominal value $0.00003881 per share (“Ordinary Shares”) of MeiraGTx Holdings plc (the “Registrant”) that may be issuable under the MeiraGTx Holdings plc 2018 Incentive Award Plan (the “2018 Plan”). Registration Statements of the Registrant on Form S-8 relating to the 2018 Plan are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-257164 and 333-225535), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the 2018 Plan, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

Exhibit No.	Description

4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38520) filed August 7, 2019).

4.2	Shareholder Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38520) filed March 11, 2020).

5.1*	Opinion of Walkers, counsel to the Registrant.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Walkers (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1

MeiraGTx Holdings plc 2018 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-224914) filed on May 29, 2018).

107*	Filing Fee Table

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of March 2025.

MEIRAGTX HOLDINGS PLC

By:	/s/ Alexandria Forbes, Ph.D.
Alexandria Forbes, Ph.D.
President and Chief Executive Officer (principal executive officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of MeiraGTx Holdings plc, hereby severally constitute and appoint Alexandria Forbes, Ph.D., Richard Giroux and Robert J. Wollin, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Alexandria Forbes, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 13, 2025
Alexandria Forbes, Ph.D.

/s/ Richard Giroux	Chief Financial Officer and Chief Operating Officer (principal financial officer and principal accounting officer) and MeiraGTx Holdings plc’s authorized representative in the United States	March 13, 2025
Richard Giroux

/s/ Keith R. Harris, Ph.D.	Chairman of the Board of Directors and Director	March 13, 2025
Keith R. Harris, Ph.D.

/s/ Ellen Hukkelhoven Ph.D.	Director	March 13, 2025
Ellen Hukkelhoven, Ph.D.

/s/ Lord Mendoza	Director	March 13, 2025
Lord Mendoza

/s/ Nicole Seligman	Director	March 13, 2025
Nicole Seligman

/s/ Thomas E. Shenk, Ph.D.	Director	March 13, 2025
Thomas E. Shenk, Ph.D.

/s/ Debra Yu, M.D.	Director	March 13, 2025
Debra Yu, M.D.